Exhibit 10.1

DISTRIBUTION AGREEMENT

between

NET1 UEPS TECHNOLOGIES INC
(incorporated according to the laws of
Florida, United States of America)

and

NET1 INVESTMENT HOLDINGS (PTY) LIMITED
(incorporated according to the laws of the
Republic of South Africa)

1.	PARTIES

1.1	NET1 UEPS TECHNOLOGIES INC (incorporated according to the laws of Florida, United States of America) (“NUEP”)

1.2	NET1 INVESTMENT HOLDINGS (PTY) LIMITED (incorporated according to the laws of the Republic of South Africa) (“Net1”)

2.	INTERPRETATION

2.1	The clause headings in this agreement are for reference purposes only and shall not be used in the interpretation thereof.

2.2	Unless the context clearly indicates a contrary intention:

2.2.1	expressions which denote any one gender, shall include the other genders;

2.2.2	a person shall include a natural person, company, partnership, close corporation or other legal personae;

2.2.3	the singular shall include the plural and vice versa.

2.3
When any particular number of days is provided for the doing of any act or for any other purpose, the reckoning shall exclude the first day and shall include the last day which shall be a business day and shall include all Saturdays, Sundays and public holidays which occur during the period. For the purposes hereof, a “business day” shall mean a day which is not a Saturday, Sunday or public holiday.

2.4	Any schedule or annex to this agreement shall be deemed to be incorporated herein and shall form an integral part of this agreement.

2.5
If any provision in a definition is a substantive provision conferring any right or imposing any obligation on any party, then notwithstanding that it is only in the interpretation clause, effect shall be given to it as if it were a substantive provision in this agreement.

2.6
The contra proferentem rule shall not apply and accordingly, none of the provisions hereof shall be construed against or interpreted to the disadvantage of the Party responsible for the drafting or preparation of such provision.

2.7
The eiusdem generis rule shall not apply and accordingly, whenever a provision is followed by the word “including” and specific examples, such examples shall not be construed so as to limit the ambit of the provision concerned.

2.8	The following expressions bear the meanings assigned to them hereunder and cognate expressions bear corresponding meanings, namely:

2.8.1	“accredited UEPS systems integrator”: an entity duly appointed by NUEP as a systems integrator which has the technical know-how and expertise to implement UEPS based systems;

2.8.2	“effective date”: 1 JULY 2002;

2.8.3	“licensees”: persons contracted to use the patents and/or the UEPS and any related technology;

2.8.4	“patents”: the United States Patent number 5,175,416 and European Patent number 0-421808 together with any additional patents granted to SARL;

2.8.5	“SARL”: NET1 HOLDINGS SARL, a company incorporated according to the laws of Luxembourg;

2.8.6	“territory”: any country in the world other than the Republic of South Africa, Namibia, Botswana, Lesotho, Swaziland, Mozambique and Zimbabwe;

2.8.7
“UEPS”: the Universal Electronic Payment System designed by Net1 as described in the patents and which are capable of providing a fully integrated payment and transacting system using smart card technology.

3.	INTRODUCTION

3.1	SARL if the owner of the patents and has granted to NUEP the sole and exclusive right to market and sell to licensees the right to the use of the patents in the territory.

3.2	Net1 is the owner of and has developed UEPS.

3.3
It is recorded that Net1 has agreed to permit NUEP to supply UEPS to licensees of NUEP on terms and conditions to be agreed by Net1 with NUEP prior to any agreement being concluded between NUEP and its licensee.

3.4	Net1 has the marketing, sales, administrative, financial and technical resources necessary to provide NUEP with the services referred to in 6 below.

3.5	NUEP has agreed to appoint Net1 as an accredited UEPS systems integrator on the terms and conditions stated herein.

4.

DURATION

This agreement shall commence on the effective date and shall continue for successive 12 (twelve) month periods unless either party gives to the other not less than 3 (three) calendar months notice of termination prior to the expiry of any 12 (twelve) month period.

5.	APPOINTMENT

5.1	NUEP hereby appoints Net1 as an accredited UEPS systems integrator on the terms and conditions herein contained.

5.2	Net1 hereby accepts the aforesaid appointment.

5.3	As an accredited UEPS systems integrator, Net1 shall:

5.3.1
have the right on behalf of NUEP to market and sell to licensees the right to the use of the patents in the territory on terms and conditions determined by NUEP and with NUEP’s written approval, it being recorded that ownership in the patents shall at all times remain with SARL;

5.3.2	be entitled to be the accredited UEPS systems integrator in the territory in respect of those customers whom Net1 has licensed on behalf of NUEP.

6.	SERVICES TO BE PROVIDED BY NET1

6.1	Subject to the provisions of 6.2 below, Net1 shall provide the services referred to in 6.3 below for the purposes of developing the UEPS system and promoting the sale of UEPS to its licensees.

6.2	Net1 shall provide such services et such time/s and in such format as it in its sole and absolute discretion determines.

6.3	The services to be provided by Net1 in accordance with the aforegoing are the following:

6.3.1
to provide a pre-sale service for NUEP including the identification of potential customers and the promotion of the patents and the UEPS technology by, for example, attending, presenting and/or demonstrating any UEPS technology at relevant international conferences or through the targeting of potential customers through standard marketing channels;

6.3.2
to provide and develop marketing and sale material for all products which make use of the patents and/or UEPS technology, it being recorded that the materials will be available electronically through the NUEP website and in written form;

6.3.3
to provide accounting functions necessary to ensure that SARL’s records are kept up-to-date and are able to be integrated with those of NUEP on a quarterly basis and to provide NUEP with a facility to enable it to effect payment through its bank accounts on the basis that the Chief Executive Officer and 1 (one) director (or other duly appointed representative) of NUEP will be required to authorise all such payments;

6.3.4	to provide technical support to NUEP and its customers as and when required through the medium of telephonic conversations, e-mails or site visits;

6.3.5
to fulfil the needs of licensees on the basis set out in 5.3 above, it being recorded that Net1 will be solely responsible for the negotiations with the licensees once it has concluded a contract on behalf of NUEP.

7.	REMUNERATION

7.1
In respect of those customers of NUEP who are appointed by Net1 on behalf of NUEP in accordance with the provisions of 5.3 above, NUEP shall pay to Net1 an amount equal to 9,5% (nine comma five per centum) of the licence fee which is paid by the customer to NUEP for the duration of such appointment.

7.2
The aforesaid amount shall be paid by NUEP to Net1 upon receipt by NUEP from time to time of the licence fee by its customer. Payment shall be made into such banking account as is nominated by Net1 from time to time. Simultaneously with payment of the amount earned by Net1, NUEP shall furnish Net1 with all information and documentation required to enable Net1 to verify the payment received by it.

7.3
It is recorded that Net1 shall not be entitled to receive the aforesaid consideration from NUEP unless it will have entered into a contract on behalf of NUEP in accordance with the provisions of this agreement.

7.4
Should any existing customer of NUEP require an upgraded licence in respect of the right to the use of UEPS and should Net1 have sold the original or upgraded licence to such customer, NUEP shall pay to Net1 an amount equal to 9,5% (nine comma five per centum) of the consideration received in respect of the upgraded portion of the licence for the duration thereof and the provisions of 7.2 shall mutatis mutandis apply.

7.5
It is recorded that should NUEP enter into a direct contract with a licensee in the territory granting it the right to use the UEPS system, then although no remuneration will be payable by it to Net1, it will nevertheless be obliged to agree with Net1 on the terms and conditions relating to Net1’s permission to enable NUEP to conclude the agreement with its licensee.

7.6
Notwithstanding the termination of this agreement for any reason whatsoever, NUEP shall continue to pay to Net1 the amount/s referred to in 7.1 in respect of appointments made by Net1 prior to the termination of this agreement for so long as the customer of NUEP is obliged to pay the licence fee to NUEP pursuant to the appointment referred to therein. The provisions of this clause shall also apply, mutatis mutandis, to 7.4 above.

8.

PREVIOUS INDEBTEDNESS

It is recorded that NUEP is indebted to Net1 in an amount of US$150,000.00 (one hundred and fifty thousand United States Dollars) for services rendered. In full and final settlement of Net1’s claim against NUEP, it is recorded that NUEP has paid to Net1 an amount of US$50,000.00 (fifty thousand United States Dollars).

9.

TERMINATION OF OUTSOURCING AGREEMENT

The outsourcing agreement entered into between the parties on 26 FEBRUARY 2001 shall cease to be of any further force or effect on the signature of this agreement and neither party shall have any claim against the other arising out of such agreement save for payments of any amounts owing by NUEP to Net1 in terms of clause 6 of such agreement as read with 8 above.

10.	BREACH

10.1
Without prejudice to any other rights which it may have as to damages or otherwise, either party shall be entitled to cancel this agreement forthwith should the other party breach any material provisions hereof and fail to remedy same within 14 (fourteen) days of receipt of written notice calling upon it to do so.

10.2
Should either party at any time cease trading, operating, be placed under judicial management, declared insolvent or be placed under financial liquidation, then and in such event and without prejudice to what other claims the aggrieved party may have against the breaching party as a result of or arising out of such breach, including any claim for damages, the party shall have the right to cancel this agreement forthwith.

10.3
Upon termination of this agreement for any reason whatsoever, at the election of NUEP, Net1 shall on 7 (seven) days’ written notice from NUEP return, alternatively destroy (at the sole election of NUEP) all intellectual property, goods and the like in the possession of Net1, its employees, agents, contractors, etcetera.

11.

RELATIONSHIP OF PARTIES

The parties are independent contractors and nothing in this agreement shall be construed as creating a partnership, joint venture or employer/employee relationship between them and no party shall have any authority to incur any liability on behalf of any other party. In addition, no party shall be deemed to be the representative or agent of any other party and all acts done by any party shall be done in its own name as principal.

12.	ASSIGNABILITY No party shall cede any of its’ rights nor assign any of its obligations or grant a sub-licence without first having obtained the prior written consent of the other parties.

13.	SUPPORT

13.1
The parties undertake at all times to do all such things, perform all such functions and take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions or import of this agreement.

13.2
Without derogating from the aforegoing, the parties shall exert their best endeavours to prevent and guard against any infringement or suspected or threatened infringement of the patents or any other term or condition of this agreement.

14.	GOVERNING LAW This agreement shall be governed and interpreted by the substantive laws of the Republic of South Africa.

15.	SUBMISSION TO JURISDICTION

15.1
Subject to the provisions of 16 below, any legal action or proceedings arising out of or in connection with this agreement may be brought in the High Court of South Africa (Witwatersrand Local Division) or its successor, if any, and the parties irrevocably submit to the non-exclusive jurisdiction of such court. The parties irrevocably waive any objections they may now or hereafter have that such action or proceeding has been brought in an inconvenient forum.

15.2
In submitting to the jurisdiction of the High Court of South Africa (Witwatersrand Local Division) or its successor, the parties hereto agree and acknowledge that any award made by the arbitrator in terms of the provisions of 16 below may be made an order of court in the abovementioned court and that no party shall be entitled to object to any other party having the arbitration award made an order of such court.

16.	ARBITRATION

16.1
For the purposes of the agreement, “dispute” includes, without prejudice to the generality of that term, any dispute arising out of or in connection with the agreement and/or the interpretation and/or the implementation and/or the termination thereof.

16.2	Should any dispute arise, such dispute shall be submitted to arbitration in terms hereof.

16.3	Subject to the provisions hereof, an arbitration shall be held under the provisions of the arbitration laws for the time being in force in the Republic of South Africa, provided that:

16.3.1	the arbitrator shall be, if the question in issue is:

16.3.1.1	primarily an accounting matter, an independent practising accountant of not less than ten years’ standing;

16.3.1.2	primarily a legal matter, a practising senior counsel or attorney of not less than ten years’ standing;

16.3.1.3	any other matter, a suitably qualified independent person,

agreed upon by the parties and, failing such agreement within five days after the date on which the arbitration is demanded, shall be appointed by the committee of the Arbitration Foundation of Southern Africa (who may appoint one of their number) who may be instructed by any of the parties to make the nomination at any time after the expiry of that five day period;

16.3.2	the arbitration shall be held in Johannesburg or Sandton or Randburg at a venue and in accordance with formalities and/or procedures determined by the arbitrator, and may be held in an informal and summary manner, on the basis that it shall not be necessary to observe or carry out the usual formalities or procedures, pleadings and/or discovery, or the strict rules of evidence;

16.3.3	the arbitrator shall be entitled:

16.3.3.1
to investigate or cause to be investigated any matter, fact or thing which he considers necessary or desirable in connection with the dispute and for that purpose shall have the widest powers of investigating all the books and records of the party or parties to the dispute and the right to take copies or make extracts therefrom and the right to have them produced and/or delivered at any reasonable place required by him for the aforesaid purpose;

16.3.3.2	to interview and question under oath representatives of any of the parties;

16.3.3.3	to decide the dispute according to what he considers just and equitable in the circumstances;

16.3.3.4
to make such award, including an award for costs, specific performance, an interdict, damages or a penalty or otherwise as he in his discretion may deem fit and appropriate, provided that should the arbitrator fail to make an award with regard to costs, the costs of the arbitrator shall be borne equally between the parties;

16.3.4	the arbitration shall be held as quickly as possible after it is demanded with a view to its being completed within twenty-one days after it has been so demanded;

16.3.5
Immediately after the arbitrator has been agreed upon or nominated in terms hereof, any of the parties shall be entitled to call upon the arbitrator to fix a date and place as to when and where the arbitration proceedings shall be held and to settle the procedure and manner in which the arbitration proceedings will be held.

16.4	Any award that may be made by the arbitrator:

16.4.1	shall be in writing and shall include the reasons therefor;

16.4.2	shall be final and binding;

16.4.3	shall be carried into effect; and

16.4.4	may be made an order of any court to whose jurisdiction the parties to the dispute are subject as well as the High Court of South Africa, Witwatersrand Local Division or its successor.

16.5
This arbitration clause constitutes an irrevocable consent by the parties to any proceedings in terms hereof and no party shall be entitled to withdraw therefrom or to claim in such proceedings that he is not bound by this arbitration clause.

16.6
This arbitration clause shall not preclude any of the parties from obtaining relief by way of motion proceedings on an urgent basis from a court of competent jurisdiction pending the decision of the arbitrator.

16.7	For the purposes hereof, the parties hereby submit themselves to the Witwatersrand Local Division of the High Court of South Africa.

16.8	This arbitration clause is severable from the rest of the agreement and shall remain in effect even if theagreement is terminated for any reason.

17.

CONFIDENTIALITY

The parties undertake that they will not at any time during this agreement or after termination hereof, disclose any information which comes to their knowledge as a result hereof not being information which comes from an independent third party, which relates to:

17.1	any business or marketing method or practice or customers of NUEP or Net1;

17.2	any technical information, know-how or process or method of Net1 or NUEP.

18.	ADDRESSES AND NOTICES

18.1	For the purpose of this agreement, including the giving of notices in terms hereof and the serving of legal process, the parties choose domicilium citandi et executandi (“domicilium”) as follows:

18.1.1	NUEP:	200 East Las Olas Boulevard
Suite 1900
Fort Lauderdale
Florida, 33301
United States of America

18.1.2	Net1:	4th Floor, West Wing
President Place
Cor. Jan Smuts Avenue and Bolton Drive
Rosebank
Johannesburg
Republic of South Africa

18.2
Any notice given in connection with this agreement may be delivered by hand; or be sent by prepaid registered post; or be sent by telefax if the domicilium includes a telefax number, to the domicilium chosen by the party concerned. Any notice or process delivered on any party in connection with any matter or subject arising out of this agreement or any notice shall be deemed to have been delivered if handed to any responsible person at the domicilium chosen by any party and it shall not be necessary to hand such process or notice to any party personally.

18.3	A notice given as set out above shall be presumed to have been duly delivered:

18.3.1	on the date of delivery if delivered by hand;

18.3.2	and received on the date of dispatch if sent by telefax to the chosen telefax number;

18.3.3	on the 7th day from the date of posting including the date of posting if posted by pre-paid registered post from within the Republic of South Africa; and

18.3.4	on the 14th day from the date of posting including the date of posting if posted from outside the Republic of South Africa.

19.	GENERAL

19.1
This document contains the entire agreement between the parties in regard to the subject matter hereof and neither of them shall be bound by any undertakings, representations, warranties, promises or the like not recorded herein.

19.2
No alteration, variation or cancellation by agreement of, addition or amendment to, or deletion from this agreement shall be of any force or effect unless in writing and signed by or on behalf of the parties hereto.

19.3
No indulgence, extension of time, relaxation or latitude which any party (the grantor) may show, grant or allow to any other party (the grantee) shall constitute a waiver by the grantor of any of his rights and the grantor shall not thereby be prejudiced or estopped from exercising any of his rights against the grantee which may have then already arisen or which may thereafter arise.

THUS DONE AND SIGNED BY THE RESPECTIVE PARTIES AS FOLLOWS:

______________________________________
For: NET1 UEPS TECHNOLOGIES INC.
        Duly authorised

Date: 27 June 2002
Place: PARIS (FRANCE)

______________________________________
For: NET1 INVESTMENT HOLDINGS (PTY)
        LIMITED
        Duly authorised

Date: 01 July 2002
Place: JOHANNESBURG